Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Donegal Group

Marietta, Pennsylvania

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-93785, 333-94301 and 333-89644) of Donegal Group of our report dated June 18, 2015, relating to the financial statements and supplemental schedules of the Donegal Mutual Insurance Company 401(k) Plan, which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

BDO USA, LLP

Philadelphia, Pennsylvania

June 18, 2015